UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2009 (March 30, 2009)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

  FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On March 30, 2009, we reached a definitive agreement with our lenders on the conditions of the grant of a waiver from compliance with certain covenants contained in our Amended and Restated Financing Agreement.  Accordingly, on March 30, 2009 we signed the First Amendment to Amended and Restated Financing Agreement (the “First Amendment”), pursuant to which our lenders, The CIT Group and People’s United Bank agreed to modify the calculation of the Fixed Charge Coverage Ratio for the fiscal measurement periods ending on or about December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009. In calculating the Fixed Charge Coverage Ratio for those periods, we will be allowed to add back to the consolidated EBITDA an amount equal to the non-cash write-down with respect to the “B” grade inventory and the impairment of the corporate building vacated during 2008. The First Amendment also increases the maximum Leverage Ratio for the fiscal quarters ending on or about March 31, 2009 and June 30, 2009 to 2.25 to 1.00 from 2.00 to 1.00.

In consideration of the consents and waivers the unused line fee went from .25% to .50% and the existing interest rate pricing grid was changed as follows:

		Revolving Credit Facility	Term Loan
	Previous Rate Formula	Prime or Libor +2%	Prime + .25% or Libor +2.25%
	Amended Rate Formula	Prime + 3% or Libor + 4%	Prime + 3.5% or Libor + 4.5%

The foregoing summary description of the Amendment is qualified in its entirety by reference to the First Amendment To Amended and Restated Financing Agreement attached hereto as Exhibit 10.1 and incorporated by reference hereof.

Item 9.01	Financial Statements and Exhibits

Exhibit Number Description
10.1 First Amendment to Amended and Restated Financing Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: March 31, 2009	By: /s/ Laura Plude Laura Plude, Vice President and Chief Financial Officer

Exhibit Index

Number	Description

10.1	First Amendment to Amended and Restated Financing Agreement